                                                                     EXHIBIT 1.1

                           MCN INVESTMENT CORPORATION

                            (A MICHIGAN CORPORATION)

                                DEBT SECURITIES

               ENTITLED TO THE BENEFIT OF A SUPPORT AGREEMENT BY
                             MCN ENERGY GROUP INC.

                               PURCHASE AGREEMENT


                                                                  March 26, 1998


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED
CHASE SECURITIES INC.
J.P. MORGAN SECURITIES INC.
     As the Representatives of the several Underwriters named in Schedule I hereto
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

     MCN Investment Corporation (the "Company"), a Michigan corporation and a wholly-owned subsidiary of MCN Energy Group Inc. ("MCN"), a Michigan corporation, confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule II hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Chase Securities Inc. and J.P. Morgan Securities Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in Schedule II of $100,000,000 aggregate principal amount of the Company's 6.30% Mandatory Par Put Remarketed Securities(SM) due April 2, 2011 (the "2011 Securities") and $100,000,000 aggregate principal amount of the Company's


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6.35% Mandatory Par Put Remarketed Securities(SM) due April 2, 2012 (the "2012
Securities") (the 2011 Securities and the 2012 Securities are individually referred to herein from time to time as a "Security" and are collectively referred to as the "Securities"). The Securities will be issued by the Company under its Indenture, dated as of September 1, 1995 (the "Indenture"), between the Company and NBD Bank, as trustee (the "Trustee"). The Securities will have the benefit of a Support Agreement, dated as of September 1, 1995 (the "Support Agreement"), between the Company and MCN. The Company proposes to sell to the Underwriters Securities of the designation, with the terms and the aggregate principal amount specified in Schedule I hereto.

     The Company and MCN have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-47137) covering the registration of debt securities of the Company, including the Securities, and the obligations pursuant to the Support Agreement under the Securities Act of 1933, as amended (the "1933 Act") and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and the Company and MCN have filed such post-effective amendments thereto as may be required prior to the execution of this Agreement. Such registration statement, as so amended, has been declared effective by the Commission. Such registration statement, as so amended, including the exhibits and schedules thereto, if any, and the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the "Rule 430A Information") or Rule 434(d) of the 1933 Act Regulations (the "Rule 434 Information"), is referred to herein as the "Registration Statement"; and the final prospectus and the prospectus supplement relating to the offering of the Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of this Agreement; provided, further, that if the Company and MCN file a registration statement with the Commission pursuant to Section 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then after such filing, all references to "Registration Statement" shall be deemed to include the Rule 462(b) Registration Statement; and provided, further, that if the Company and MCN elect to rely upon Rule 434 of the 1933 Act Regulations, the term "Prospectus" shall refer to the final or preliminary prospectus and the applicable term sheet (a "Term Sheet") and all references in this Agreement to the date of such Prospectus shall mean the date of the applicable Term Sheet.
A "preliminary prospectus" shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, that was used after such effectiveness and prior to the execution and delivery of this Agreement. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the electronically transmitted copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").





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     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus) or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

     SECTION 1.  Representations and Warranties.

     (a) The Company and MCN jointly and severally represent and warrant to each Underwriter that:

          (i) No stop order suspending the effectiveness of the Registration Statement or any Rule 464(b) Registration Statement has been issued under the 1933 Act and no proceeding for that purpose has been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          (ii) Each of the Company and MCN meets the requirements for the use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act. At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission) became effective and as of the date hereof, the Registration Statement, any Rule 462 Registration Statement and any amendments or supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (the "1939 Act") and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time that the Prospectus or any such amendment or supplement was issued and at the Closing Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company and MCN elect to rely upon Rule 434 of the 1933 Act Regulations, the Company and MCN will comply with the requirements of Rule 434. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any





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Underwriter through Merrill Lynch expressly for use in the Registration
Statement or the Prospectus.

          Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (iii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act, and the rules and regulations of Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and on the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

          (iv) The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (v) The financial statements of MCN included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of MCN and its consolidated subsidiaries at the dates indicated and the statements of operations, stockholders' equity and cash flows of MCN and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The ratio of earnings to fixed charges included in the Prospectus has been calculated in compliance with Item 503(d) of Regulation S-K of the Commission. The selected financial information and the summary financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

          (vi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise stated therein, (A) there has been no material adverse change and no development which could reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or MCN and their respective subsidiaries,





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considered as one enterprise (a "Material Adverse Effect"), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or MCN or any of their respective subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company or MCN and their respective subsidiaries, considered as one enterprise, (C) except for regular quarterly dividends on the common stock of MCN in amounts per share that are consistent with past practice or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Company or MCN on any class of its capital stock.

          (vii) Each of the Company and MCN has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan, with corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Agreement. Each of the Company and MCN is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not, singly or in the aggregate, have a Material Adverse Effect.

          (viii) Each subsidiary of the Company and MCN has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not, singly or in the aggregate, have a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding shares of capital stock of each subsidiary of the Company and MCN have been duly authorized and validly issued, are fully paid and non-assessable and all such shares are owned by the Company or MCN, as the case may be, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of the subsidiaries was issued in violation of preemptive or other similar rights arising by operation of law, under the charter or by-laws of any subsidiary or under any agreement to which the Company, MCN or any subsidiary is a party, or otherwise.

          (ix) The shares of issued and outstanding capital stock of the Company and MCN have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company or MCN was issued in violation of the preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company or MCN, as the case may be, under any agreement to which the Company, MCN or any of its subsidiaries is a party or otherwise.





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          (x)  This Agreement has been duly authorized, executed and delivered by each of the Company and MCN.

          (xi) The Securities have been duly authorized for issuance and sale pursuant to this Agreement and at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered by the Company against payment of the purchase price therefor, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) (the "Bankruptcy Exceptions"). The Securities will be in the form contemplated by, and entitled to the benefits of, the Indenture and conforms in all material respects to the description thereof contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement. The Securities will be entitled to the benefit of the Support Agreement.

          (xii) The Indenture has been duly and validly authorized, executed and delivered by the Company and qualified under the 1939 Act and constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions; the Indenture conforms in all material respects to the description thereof contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

          (xiii) The Support Agreement has been duly and validly authorized, executed and delivered by each of the Company and MCN, and constitutes a valid and legally binding instrument, enforceable against the Company and MCN in accordance with its terms except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions; the Support Agreement conforms in all material respects to the description thereof contained in the Prospectus.

          (xiv) None of the Company, MCN or any of their respective subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, note, lease, loan or credit agreement or any other agreement or instrument to which the Company, MCN or any of their respective subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or MCN or any of their respective subsidiaries is subject, or in violation of any applicable law, rule or regulation or any judgment, order, writ or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or MCN or any of their respective subsidiaries or any of their respective properties or assets, which violation or default would, singly or in the aggregate, have a Material Adverse Effect.





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          (xv)  The execution, delivery and performance by the Company and MCN of this Agreement, the Support Agreement, the Remarketing Agreement, to be dated as of the Closing Date, between the Company and MCN and Merrill Lynch, as remarketing dealer with respect to the 2011 Securities and the Remarketing Agreement, to be dated as of the Closing, between the Company and MCN and Merrill Lynch, as remarketing dealer, with respect to the 2012 Securities (each is individually referred to herein as a "Remarketing Agreement" and collectively referred to as the "Remarketing Agreements"); the execution, delivery and performance by the Company of the Indenture and the Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby; and the consummation of the transactions contemplated herein and therein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds"); and compliance by the Company and MCN with their obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or MCN or any of their respective subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or MCN or any of their respective subsidiaries is a party or by which any of them may be bound, or to which any property or assets of the Company or MCN or any subsidiary thereof is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter of by-laws of the Company or MCN or any of their respective subsidiaries or any applicable law, statute, rule or regulation, judgment, order, writ or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or MCN or any of their respective subsidiaries or any of their respective property, assets or operations.

          (xvi) On the Closing Date, the Remarketing Agreements will have been validly authorized, executed and delivered by each of the Company and MCN and will constitute a valid and legally binding instrument, enforceable against the Company and MCN in accordance with its terms except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions.

          (xvii) No labor dispute with the employees of the Company or MCN or any of their respective subsidiaries exists or, to the knowledge of the Company or MCN, is imminent, and neither the Company nor MCN is aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiary's principal suppliers, manufacturers, customers or contractors which, in either case, may reasonably be expected to result in a Material Adverse Effect.

          (xviii) There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the





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knowledge of the Company or MCN, threatened against or affecting the Company or
MCN or any of their respective subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus (other than as disclosed therein), or which might reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, or which might be reasonably expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the transactions contemplated by this Agreement, the Support Agreement or the Remarketing Agreements or the performance by the Company and MCN of their respective obligations hereunder and thereunder; and the aggregate of all pending legal or governmental proceedings to which the Company, MCN or any subsidiary thereof is a party or of which any of their respective properties or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

          (xix) There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and/or filed as required.

          (xx) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Company and MCN of their obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement or the consummation of the transactions contemplated by this Agreement, the Support Agreement, the Indenture and the Remarketing Agreements, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or foreign or state securities or blue sky laws.

          (xxi) Each of the Company, MCN and their respective subsidiaries has good and marketable title to all real property owned by each of them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement and the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and MCN or any of their respective subsidiaries; and all of the leases and subleases material to the business of the Company, MCN and their respective subsidiaries, as the case may be, considered as one enterprise, and under which the Company or MCN or any of their respective subsidiaries holds properties are in full force and effect, and none of the Company, MCN or any of their respective subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or MCN or any of their respective subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or MCN or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease; the pipeline, distribution main and underground gas storage easements enjoyed by the Company or MCN or their respective subsidiaries are valid, subsisting and enforceable easements with such exceptions





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

as are not material and do not materially interfere with the conduct of the business of the Company, MCN and their respective subsidiaries.

          (xxii) The Company, MCN and their respective subsidiaries possess all licenses, franchises, permits, certificates, approvals, consents, orders and other authorizations (collectively, the "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary for the ownership or lease of the material properties owned or leased by each of them and to conduct the business now operated by each of them; the Company, MCN and their respective subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, have a Material Adverse
Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect; and none of the Company, MCN or any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xxiii) Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect,
(A) none of the Company, MCN or any of their respective subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance or code, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, the "Environmental Laws"), (B) the Company, MCN and their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, or
(C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, MCN or any of their respective subsidiaries.

          (xxiv) MCN's obligations under the Support Agreement will rank prior to the equity securities and subordinated indebtedness of MCN and equal with all other unsecured and unsubordinated indebtedness of MCN, whether now or hereafter outstanding;

          (xxv) Neither the Company nor MCN is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus, will be, an "investment company" or an entity under the "control" of an

"investment company" as such terms are defined under the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxvi) MCN is presently exempt from the provisions of the Public Utility Holding Company Act of 1935 (except Section 9 thereof) which would otherwise require it to register thereunder.

          (xxvii) The Company and MCN have complied with, and are and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

          (xxviii) None of the Company, MCN, their respective subsidiaries or any of their respective directors, officers or controlling persons, has taken, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act, or designed to cause or result in, or that has constituted or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (xxix) No "forward looking statement" (as defined in Rule 175 under the 1933 Act) contained in the Registration Statement, any preliminary prospectus or the Prospectus was made or reaffirmed without a reasonable basis or was disclosed other than in good faith.

           (b) Any certificate signed by any officer of the Company or MCN and delivered to the Underwriters or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or MCN, as the case may be, to each Underwriter as to the matters covered thereby.

     SECTION 2.  Sale and Delivery to the Underwriters; Closing.

     (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per security set forth in
Schedule I hereto, the respective principal amounts of the Securities set forth opposite the name of the such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (b) Delivery of and payment for the Securities shall be made at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P, 125 West 55th Street, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 a.m. (Eastern time) on the third (fourth, if pricing of the Securities occurs after 4:30 p.m. (Eastern time) on any given day) business day after the date of execution of this Agreement (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten





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

business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being referred to herein as the "Closing Date").

     (c) On the Closing Date the Company shall deliver the Securities to The Depository Trust Company, on behalf of the Representatives, for the account of each Underwriter against payment to the Company by wire transfer of immediately available funds to a bank account designated by the Company. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (d) Upon delivery, the Securities shall be in registered form and in such denominations as set forth on Schedule I hereto. The certificates representing the Securities shall be registered in the name of Cede & Co. and shall be made available for inspection by the Representatives in New York, New York not later than 10:00 a.m. (Eastern time) on the business day prior to the Closing Date.

     SECTION 3. Covenants of the Company and MCN. Each of the Company and MCN covenants with each Underwriter as follows:

     (a) Promptly following the execution of this Agreement, the Company will cause the Prospectus, including as a part thereof a prospectus supplement relating to the Securities, to be filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and will take steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.

     (b) The Company and MCN, subject to Section 3(c), will comply with the requirements of Rule 430A or Rule 434 of the 1933 Act Regulations, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company and MCN will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (c) The Company and MCN will give the Representatives notice of their intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment and any filing under Rule 462(b) of the 1933 Act Regulations), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise; will furnish the Representatives with copies of any such Rule 462(b) Registration Statement, Term Sheet, amendment, supplement or revision a reasonable amount of time prior to such proposed filing or use, as the case may be; and will not file any such Rule 462(b) Registration Statement, Term Sheet, amendment, supplement or revision to which the Representatives or counsel for the Underwriters shall object.

     (d) The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (f) The Company and MCN will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company and MCN will promptly prepare and file with the Commission, subject to Section 3(c), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     (g) The Company and MCN will use their best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company and MCN will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required in connection with distribution of the Securities.

     (h) MCN will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders and to deliver to the Representatives as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (i) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under the caption "Use of Proceeds".

     (j) If, at the time that the Registration Statement became (or in the case of a post-effective amendment becomes) effective, any information shall have been omitted therefrom in reliance upon Rule 430A or Rule 434 of the 1933 Act Regulations, then immediately following the execution of this Agreement, the Company and MCN will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A or Rule 434 and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus, or Term Sheet, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.

     (k) If the Company and MCN elect to rely upon Rule 462(b), the Company and MCN shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the 1933 Act Regulations by the earlier of (i) 10:00 p.m. Eastern time on the date of this Agreement and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2).

     (l) The Company and MCN, during the period when the Prospectus are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     (m) So long as any of the Securities are outstanding, to furnish the Representatives copies of all reports and financial statements furnished by the Company and MCN to each securities exchange on which securities issued by the Company and MCN may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the 1934 Act of the 1934 Act Regulations.

     (n) During a period of fifteen days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, issue, pledge, sell, offer to sell, grant any option for the sale of or otherwise transfer or dispose of, any debt securities of the Company which mature more than one year after the Closing Date and which are substantially similar to the Securities, without the prior written consent of Merrill Lynch, except for the offer by the Company of $100,000,000 aggregate principal amount of its Reset Put Securities due 2008.

     (o) None of the Company, its subsidiaries or any of their respective directors, officers or controlling persons, will take, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act, or designed to cause or result in, or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     SECTION 4. Payment of Expenses. The Company and MCN will pay all expenses incident to the performance of their obligations under this Agreement, including, without limitation, expenses related to the following, if incurred:
(i) the preparation, delivery, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto; (ii) the printing and delivery to the Underwriters of this Agreement, the Support Agreement, the Indenture, any and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities; (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any costs, taxes and expenses incident to the issuance and delivery of the Securities;
(iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents; (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto; (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheet and of the Prospectus and any amendments or supplements thereto; (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto; (viii) the fees and disbursements of the Trustee, including the fees and disbursements of counsel to the Trustee, (ix) any fees payable to the Commission; and (x) any fees payable in connection with the rating of the Securities by rating agencies.

     If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Underwriters.

     SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and MCN herein contained or in certificates of any officer of the Company or MCN delivered pursuant to the provisions hereof, to the performance by the Company and MCN of its covenants and other obligations hereunder, and to the following further conditions:

     (a) The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and on the date hereof and on the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Company and MCN have elected to rely upon Rule 434 of the 1933 Act Regulations, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b).

     (b)  On the Closing Date the Representatives shall have received:

          (1) The favorable opinion, dated as of the Closing Date, of Daniel L. Schiffer, Esq., Senior Vice President, General Counsel and Secretary of MCN, and Vice President, General Counsel and Secretary of the Company in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect that:

                     (i) Each of the Company and MCN has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan.

                     (ii) Each of the Company and MCN has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement.

                     (iii) Each of the Company and MCN is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

                     (iv) The shares of issued and outstanding capital stock of the Company and MCN have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock were issued in violation of preemptive or other similar rights arising by operation of law, under the charter or by-laws of any subsidiary or under any agreement to which the Company, MCN or any subsidiary is a party, or otherwise.

                     (v) The Securities are in the form contemplated by the Indenture, have been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in the manner provided for in the Indenture and delivered by the Company against payment of the purchase price therefor, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions. Each holder of the Securities will be entitled to the benefits provided by the Support Agreement and the Indenture; the form of certificate used to evidence the Securities is in due and proper form and complies with the requirements of the Indenture; and the Securities, the Indenture and the Support Agreement conform in all material respects to the descriptions thereof contained in the Prospectus.

                     (vi) Each subsidiary of the Company and MCN has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each such subsidiary of the Company and MCN has been duly authorized and validly issued, is fully paid and non-assessable and all such shares are owned by the Company or MCN, as the case may be, directly or through its subsidiaries and, to the best of such counsel's knowledge, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any subsidiary of the Company or MCN was issued in violation of preemptive or other similar rights of any securityholder of such subsidiary.

                     (vii) The Agreement has been duly authorized, executed and delivered by the Company.

                     (viii) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings therefor have been initiated or threatened by the Commission.

                    (ix) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein, as to which such counsel need express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; the Indenture and the Statements of Eligibility on Form T-1 with respect to the Trustee filed with the Commission as part of the Registration Statement complied as to form in all material respects with the requirements of the 1939 Act and the 1939 Act Regulations.

                     (x) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

                     (xi) The Company and MCN meet the registrant requirements for use of Form S-3 under the 1933 Act Regulations.

                     (xii) The Indenture has been duly and validly authorized, executed and delivered by the Company and qualified under the 1939 Act and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions.

                     (xiii) The Support Agreement has been duly and validly authorized, executed and delivered by each of the Company and MCN, and constitutes a valid and legally binding instrument, enforceable against the Company and MCN in accordance with its terms except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions.

                     (xiv) On the Closing Date, the Remarketing Agreements will have been validly authorized, executed and delivered by each of the Company and MCN and each will constitute a valid and legally binding instrument, enforceable against the Company and MCN in accordance with its terms except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions.

                     (xv) All taxes and fees required to be paid by the laws of the State of Michigan and jurisdictional subdivisions thereof with respect to the execution of the Indenture and the issuance of the Securities have been paid.

                     (xvi) The execution, delivery and performance by the Company and MCN of this Agreement, the Support Agreement and the Remarketing Agreements; the execution, delivery and performance by the Company of the Indenture and the Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby; the consummation of the transactions contemplated herein and therein and in the Registration Statement and Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds"); and compliance by the Company and MCN with their obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or MCN or any subsidiary thereof pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to such counsel, to which the Company or MCN or any of their respective subsidiaries is a party or by which it or any of them may be bound, or to which any of the properties, assets or operations of the Company or MCN or any of their respective subsidiaries is subject, except for such conflicts, breaches, defaults, liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or MCN or any subsidiary thereof, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to such counsel, of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or MCN or any of their respective subsidiaries or any of their respective properties, assets or operations.

                     (xvii) To the best of such counsel's knowledge, there is not any action, suit, proceeding, inquiry or investigation pending or threatened before or by any court or governmental agency or body, domestic or foreign, pending or threatened, against or affecting the Company or MCN or any subsidiary thereof which is required to be disclosed in the Registration Statement and the Prospectus (other than as disclosed therein), or which might reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the transactions contemplated in this Agreement, the Support Agreement or the Remarketing Agreements, or the performance by the Company and MCN of its obligations hereunder and thereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or MCN or any of their respective subsidiaries is a party or to which any of their respective property or assets is the subject which are not described in the Registration Statement or the Prospectus, including ordinary routine litigation incidental to the business of the Company or MCN or any of their respective subsidiaries, could not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect

                     (xviii) The information in the Prospectus under the captions "MCN," "MCNIC," "MCN Energy Group Inc.," "MCN Investment Corporation," "Description of the MOPPRS," "Use of Proceeds," "Description of Debt Securities" and "Support Agreement" and in the Registration Statement under Item 14, to the extent that they involve matters of law, summaries of legal matters, the Company's charter and by-laws or legal proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

                     (xix) To the best of such counsel's knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

                     (xx) To the best of such counsel's knowledge and information, none of the Company, MCN or any subsidiary thereof is in violation of its charter or by-laws and no default by the Company or MCN or any subsidiary thereof exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan or credit agreement, note, lease, or other agreement or instrument to which the Company or MCN or any of their respective subsidiaries is a party or by which it or any of them or any of their respective properties or assets are bound, except for violations and defaults that would not, singly or in the aggregate, result in a Material Adverse Effect.

                     (xxi) All descriptions in the Prospectus of contracts and other documents to which the Company or MCN or their respective subsidiaries are a party are accurate in all material respects. To the best of such counsel's knowledge and information, there are no franchises, contracts, indentures, mortgages, loan or credit agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or incorporated by reference as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

                     (xxii) All legally required proceedings in connection with the authorization, issuance and validity of the Securities and the sale of the Securities in accordance with this Agreement (other than the filing of post-issuance reports, the non-filing of which would not render the Securities invalid) have been taken; and no filing with, authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which such counsel need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of this Agreement, the Support Agreement or for the offering, issuance and sale of the Securities or the performance by the Company or MCN of their respective obligations in this Agreement, the Support Agreement, the Indenture, the Remarketing Agreements and the Securities.

                     (xxiii) The Company, MCN and their respective subsidiaries possess all licenses, franchises, permits, certificates, authorizations, approvals, consents and orders of all governmental authorities or agencies necessary for the ownership or lease of the material properties owned or leased by each of them and for the operation of the business carried on by each of them as described in the Registration Statement and the Prospectus with such exceptions as are not material and do not materially interfere with the conduct of the business of the Company or MCN and their respective subsidiaries, considered as one enterprise; all such licenses, franchises, permits, certificates, authorizations, approvals, consents and orders are in full force and effect and contain no unduly burdensome provisions that would interfere with the conduct of the business of the Company or MCN and their respective subsidiaries, considered as one enterprise and, except as otherwise set forth in the Registration Statement or the Prospectus, there are no legal or governmental proceedings pending or threatened that would result in a material modification, suspension or revocation thereof.

                     (xxiv) Each of the Company, MCN and their respective subsidiaries has good and marketable title to all material real and personal property owned by each of them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement and the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company, MCN or any of their respective subsidiaries; and any real property and buildings held under lease by the Company, MCN and their respective subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the conduct of the business of the Company, MCN and their respective subsidiaries.

                     (xxv) Neither the Company nor MCN is an "investment company" or an entity under the "control" of an "investment company" as such terms are defined in the 1940 Act.

                     (xxvi) MCN is presently exempt from the provisions of the Public Utility Holding Company Act of 1935 (except Section 9 thereof) which would otherwise require it to register thereunder.

                Moreover, such counsel shall confirm that nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement, including any Rule 430A Information and Rule 434 Information (if applicable)(except for financial statements and the notes thereto, the financial schedules and any other financial data included or incorporated by reference therein, as to which such counsel need express no opinion), at the time such Registration Statement became effective or at the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and the notes thereto, the financial schedules, and any other financial data included or incorporated by reference therein, as to which such counsel need express no opinion), at the time the Prospectus were issued, at the time of any such amended or supplemented Prospectus were issued or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (2) The favorable opinion, dated as of the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company and MCN, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect that:

                     (i) The Registration Statement, including any Rule 462(b) Registration Statement, is effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings therefor have been initiated or, to the best of such counsel's knowledge, threatened by the Commission.

                     (ii) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein, as to which such counsel need express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                     (iii) The statements in the Prospectus under the captions "Description of the MOPPRS" and "Description of Debt Securities," to the extent that they involve matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

                     (iv) Assuming that each of the Remarketing Agreements being delivered at the Closing Date has been duly authorized, executed and delivered by the Company and MCN under Michigan law, each is a valid and legally binding agreement of the Company and MCN, enforceable against the Company and MCN in accordance with its terms except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions.

                    (v) Assuming the Indenture has been duly and validly authorized, executed and delivered by the Company under Michigan law and, assuming due authorization, execution and delivery thereof by the Trustee, it is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions; and the Indenture has been duly qualified under the 1939 Act.

                     (vi) The Securities are in the form contemplated by the Indenture, and assuming the Securities have been duly authorized, executed and delivered by the Company under Michigan law and when executed by the Company and authenticated by the Trustee in the manner provided for in the Indenture and delivered by the Company against payment of the purchase price therefor, the Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; each holder of the Securities will be entitled to the benefits provided by the Indenture; and the form of certificate used to evidence the Securities is in due and proper form and complies with the requirements of the Indenture.

                     (vii) The Securities, the Indenture, the Remarketing Agreements and the Support Agreement conform in all material respects to the descriptions thereof contained in the Prospectus.

                     (viii) No authorization, approval, consent, order, registration, qualification of or with any court or federal or New York state governmental authority or agency is required for the issuance and sale of the Securities by the Company to the Underwriters, or the performance by the Company and MCN of their respective obligations under this Agreement, the Indenture, the Support Agreement, the Remarketing Agreements and the Securities, except such as has been obtained and made under the federal securities laws or such as may be required under the securities or blue sky laws of the various states, as to which such counsel need express no opinion.

               Moreover, such counsel shall confirm that nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement, including any Rule 430A Information and Rule 434 Information (if applicable)(except for financial statements and the notes thereto, the financial schedules and any other financial data included or incorporated by reference therein, as to which such counsel need express no opinion), at the time such Registration Statement became effective or at the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and the notes thereto, the financial schedules, and any other financial data included or incorporated by reference therein, as to which such counsel need express no opinion), at the time the Prospectus were issued, at the time of any such amended or supplemented Prospectus were issued or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (3) The favorable opinion, dated as of the Closing Date, of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (i), (v), (vii) and (viii) and the last paragraph of Section 5(b)(1). In giving such opinion, LeBoeuf, Lamb, Greene & MacRae, L.L.P. may rely as to certain matters of Michigan law upon the opinion of Daniel L. Schiffer, Esq., counsel for the Company, which shall be delivered in accordance with Section 5(b)(1) hereof.

           (4) The opinion, dated as of the Closing Date, of LeBoeuf, Lamb, Greene & MacRae, L.L.P., addressed to the Underwriters, generally to the effect that, subject to the qualifications and limitations stated therein and in the Prospectus, the statements set forth in the Prospectus under the caption "Certain United States Federal Income Tax Considerations," insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters discussed therein in all material respects.

      (c) On the Closing Date, the Representatives shall have received a certificate of (i) the President or a Vice President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Date and (ii) the President or a Vice President of MCN and of the Chief Financial Officer or Chief Accounting Officer of MCN, dated as of the Closing Date, to the effect that (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or MCN and their respective subsidiaries considered as one enterprise, as the case may be, whether or not in the ordinary course of business, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Company and MCN, respectively, have complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

     (d) At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter dated such date in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth below and as to such other matters as the Representatives may reasonably request, that:

           (i) They are independent certified public accountants with respect to MCN and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations;

           (ii) In their opinion, the consolidated financial statements and any financial statement schedules audited by them and included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations;

           (iii) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, including a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated financial statements included in MCN's Quarterly Reports on Form 10-Q incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented, for the periods specified in such letter, a reading of the latest available unaudited interim consolidated financial statements of MCN and its subsidiaries, a reading of the minutes of MCN and its subsidiaries since the audited consolidated financial statements set forth in MCN's Annual Report on Form 10-K for the most recent year, inquiries of officials of MCN and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                 (A) the unaudited condensed consolidated financial statements set forth in MCN's Quarterly Reports on Form 10-Q incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations as they apply to Form 10-Q or any material modifications should be made for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements set forth in MCN's Annual Report on Form 10-K for the most recent year ended incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented;

                 (B) any other unaudited income statement data and balance
            sheet items included in the Prospectus, as amended or supplemented, do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived;

                 (C) any unaudited pro forma consolidated condensed financial statements or any unaudited pro forma consolidating financial statements included or incorporated by reference in the Prospectus, as amended or supplemented, do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                 (D) as of a specified date not more than five days prior to the date of this Agreement, there has been any decrease or increase in the common stock (except for any increases in connection with any employee benefit, dividend reinvestment or stock purchase plan of MCN) or any increase or decrease in redeemable cumulative preferred securities or long-term debt including capital lease obligations and current maturities (except for sinking fund and installment requirements under their long-term debt agreements, terms of the preferred securities of subsidiaries and purchases in the open market in anticipation thereof) or any increase in short-term debt, or any decrease in consolidated common shareholders' equity of MCN and its consolidated subsidiaries (other than periodic dividends declared to shareholders and any decreases pursuant to the terms of the preferred redeemable increased dividend equity securities of MCN), in each case as compared with the corresponding amounts shown in the latest consolidated statement of financial position of MCN and its subsidiaries incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented, except in each case for increases or decreases which the Prospectus as amended or supplemented, including financial information incorporated by reference, discloses have occurred or may occur or which are described in such letter; and

                 (E) for the period from the date of the latest consolidated financial statements included or incorporated by reference in the Prospectus, as amended or supplemented, to the end of the latest period for which unaudited condensed consolidated financial statements or financial information are available there were any decreases in consolidated operating revenues, operating income, net income or earnings available for Common Stock of MCN and its consolidated subsidiaries, or any increases in any items specified by the Representatives, in each case as compared with the corresponding period in the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus, as amended or supplemented, including financial information incorporated by reference, discloses have occurred or may occur or which are described in such letter; and

                 (F) the unaudited condensed consolidated financial statements referred to in Clause (E) are not stated on a basis substantially consistent with the audited consolidated financial statements incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented.

            (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of MCN for the five most recent fiscal years included in the Prospectus, as amended or supplemented, and included or incorporated by reference in MCN's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in MCN's Annual Reports on Form 10-K for such fiscal years;

           (v) In addition to the limited procedures, reading of minutes, inquiries and other procedures referred to in clause (iii) and (iv) above, they have carried out certain other specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information which are derived from the general accounting and financial records of MCN and its subsidiaries, which appear in the Prospectus, as amended or supplemented, and the Registration Statement, in MCN's Annual Report on Form 10-K for the latest year ended and in MCN's Quarterly Reports on Form 10-Q since the latest Annual Report on Form 10-K and which are specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting and financial records of MCN and its subsidiaries and have found them to be in agreement; and

           (vi) If applicable and agreed to by the parties to this Agreement, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the selected financial data, pro forma financial information, prospective financial statements, consolidating financial statements and/or condensed financial statements derived from audited financial statements of MCN for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Representatives.

     (e) On the Closing Date, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

     (f) On the Closing Date, the Securities shall be rated in one of the four highest rating categories for long term debt securities ("Investment Grade") by any nationally recognized statistical rating agency, and the Company shall have delivered to the Representatives a letter, dated the Closing Date, from such nationally recognized statistical rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have Investment Grade ratings; and there shall not have occurred any decrease in the ratings of any of the securities of the Company or of the Securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act Regulations) and such organization shall not have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the securities of the Company or of the Securities.

     (g) On the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6.  Indemnification.

     (a) The Company and MCN jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided, that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                     (iii) against any and all expense whatsoever, as incurred (including, the fees, expenses and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this foregoing indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or MCN by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that such indemnity with respect to the preliminary prospectus shall not inure to the benefit of the Underwriters (or any person controlling such Underwriters) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Securities which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) (in each case exclusive of the documents from which information is incorporated by reference) at or prior to the written confirmation of the sale of such Securities to such person in any case where the Company complied with its obligations under Sections 3(e) and 3(g) hereof and any such untrue statement or omission or alleged untrue statement or omission of a material fact contained in such preliminary prospectus (or any amendment or supplement thereto) was corrected in the Prospectus (or the Prospectus as amended or supplemented).

     (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, MCN, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company or MCN within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company or MCN by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with
any one action or separate but similar or related actions in    the same
jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and MCN on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and MCN on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and MCN on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of such Securities as set forth on such cover.

     The relative fault of the Company and MCN on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or MCN or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and MCN and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company and MCN, each officer of the Company and MCN who signed the Registration Statement, and each person, if any, who controls the Company or MCN within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and MCN. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Securities set forth opposite their respective names in Schedule II to this Agreement, and not joint.

     SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company and MCN or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or MCN, and shall survive delivery of and payment for the Securities to the Underwriters.

     SECTION 9.  Termination of Agreement.

     (a) The Representatives may terminate this Agreement, by notice to the Company at any time on or prior to the Closing Date, if (i) there has been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change or any development which could reasonably be expected to result in a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or MCN and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation of hostilities or other calamity or crisis, or any change or development involving a prospective change in national or international political, financial or economic conditions the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of MCN or the Company has been suspended or limited by the Commission, National Association of Securities Dealers, Inc. ("NASD") or the New York Stock Exchange, or if trading generally on either the American Stock Exchange, the New York Stock Exchange or in the over-the-counter market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by such system or by order of the Commission, NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York or Michigan authorities.

     (b) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4, and provided, further, that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

          No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

     SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at North Tower, World Financial Center, New York, New York 10281-1202, attention of Anthony V. Leness, Managing Director, with a copy to LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019-5389, attention of William S. Lamb, Esq.; notices to the Company and MCN shall be directed to it at MCN Energy Group Inc., 500 Griswold Street, Detroit, Michigan 48226, attention of Daniel L. Schiffer, Esq., Senior Vice President, General Counsel and Secretary.

     SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Company, MCN and the Underwriters and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and MCN and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors and legal representatives, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE

PERFORMED IN SAID STATE. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME UNLESS OTHERWISE INDICATED.

     SECTION 14. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, shall become a binding agreement among the Underwriters, the Company and MCN in accordance with its terms.

                                     Very truly yours,

                                     MCN INVESTMENT CORPORATION



                                     By:  /s/ Sebastian Coppola
                                        --------------------------------------
                                        Name: Sebastian Coppola
                                        Title: Vice President and Treasurer


                                     MCN ENERGY GROUP INC.



                                     By:  /s/ Sebastian Coppola
                                        --------------------------------------
                                        Name: Sebastian Coppola
                                        Title: Senior Vice President, Finance,
                                                  and Treasurer

CONFIRMED AND ACCEPTED,
 as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

CHASE SECURITIES INC.
J.P. MORGAN SECURITIES INC.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED


By:     /s/ Anthony V. Leness
   ----------------------------------
            Authorized Signatory

For itself and as Representatives of the other
Underwriters named in Schedule II hereto.

                                   SCHEDULE I

REPRESENTATIVES:  Merrill Lynch, Pierce, Fenner & Smith
                        Incorporated
                  Chase Securities Inc.
                  J.P. Morgan Securities Inc.

PURCHASE PRICE AND DESCRIPTION OF THE 2011 SECURITIES:

       TITLE: 6.30% Mandatory Par Put Remarketed Securities(SM) ("MOPPRSSM") due April 2, 2011.

       PRINCIPAL AMOUNT:   $100,000,000

       PURCHASE PRICE:     102.294% of the principal amount thereof.

       INDENTURE:          Indenture, dated as of September 1, 1995, between MCN
                           Investment Corporation and NBD Bank, as trustee.

       DATE OF MATURITY:   April 2, 2011.

       INTEREST RATE:       6.30% per annum to April 2, 2001 (and thereafter
                            the rate determined in accordance with the procedures set forth in the Prospectus under the caption headed "Description of MOPPRS - Tender of MOPPRS; Remarketing").

       INTEREST PAYMENT DATES:   April 2 and October 2 of each year, commencing
                                 October 2, 1998, to holders of record
                                 at the close of business on the fifteenth calendar day immediately preceding the payment date.

      REDEMPTION PROVISIONS:     As set forth in the Prospectus under the
                                 caption headed "Description of the MOPPRS -
                                 Redemption."

      AUTHORIZED DENOMINATIONS:  $1,000 and integral multiples thereof.

PURCHASE PRICE AND DESCRIPTION OF THE 2012 SECURITIES:

      TITLE: 6.35% Mandatory Par Put Remarketed Securities(SM) ("MOPPRSSM") due April 2, 2012.

      PRINCIPAL AMOUNT:   $100,000,000

      PURCHASE PRICE:     102.315% of the principal amount thereof.

      INDENTURE:  Indenture, dated as of September 1, 1995, between MCN
                  Investment Corporation and NBD Bank, as trustee.

      DATE OF MATURITY:  April 2, 2012.

      INTEREST RATE:     6.35% per annum to April 2, 2002 (and thereafter the
                         rate determined in accordance with the procedures set forth in the Prospectus under the caption headed
                         "Description of MOPPRS - Tender of MOPPRS;
                         Remarketing").

      INTEREST PAYMENT DATES:   April 2 and October 2 of each year, commencing
                                October 2, 1998, to holders of record
                                at the close of business on the fifteenth calendar day immediately preceding the payment date.

      REDEMPTION PROVISIONS:    As set forth in the Prospectus under the caption
                                headed "Description of the MOPPRS - Redemption."

      AUTHORIZED DENOMINATIONS: $1,000 and integral multiples thereof.

OTHER PROVISIONS:

      TIME AND DATE OF DELIVERY AND PAYMENT:

            TIME:   9:00 A.M. (Eastern time)

            DATE:   March 31, 1998

            LOCATION:    LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                         125 West 55th Street
                         New York, NY 10019-5389

    PLACE OF DELIVERY AND PAYMENT:

            DELIVERY:    Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated
                         c/o The Depository Trust Company
                                 55 Water Street
                                 New York, New York  10041

            PAYMENT:     Wire Transfer of same day funds.

                                 SCHEDULE II

                                                Principal Amount              Principal Amount
         Name of Underwriter                 of the 2011 Securities        of the 2012 Securities
-------------------------------------        ----------------------        ----------------------

Merrill Lynch, Pierce, Fenner & Smith
          Incorporated.....................       $ 33,400,000                   $ 33,400,000
Chase Securities Inc.......................       $ 33,300,000                   $ 33,300,000
J.P. Morgan Securities Inc.................       $ 33,300,000                   $ 33,300,000
                                                  ------------                   ------------
   Total...................................       $100,000,000                   $100,000,000
                                                  ============                   ============